CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-3 (Nos. 333-25995, 333-62155, and 333-66931) and the incorporation by reference in the Registration Statement on Form S-8 (No. 333-56343) of Kinder Morgan Energy Partners, L.P. of our report dated March 10, 1999 appearing on page F-2 of this Form 10-K.


/s/ PricewaterhouseCoopers LLP
______________________________
PRICE WATERHOUSECOOPERS LLP

Houston, Texas
March 11, 1999